Independent auditors' consent
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The board and shareholders
AXP Investment Series, Inc.:
     AXP Diversified Equity Income Fund
     AXP Mid Cap Value Fund
     AXP Mutual

The board of trustees and unitholders
Growth and Income Trust:
     Equity Income Portfolio
     Balanced Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement.





/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    November 25, 2003